November 2, 2011

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

Nuveen Georgia Dividend Advantage Municipal Fund 2

333 West Wacker Drive

Chicago, IL 60606

RE:	Nuveen Georgia Dividend Advantage Municipal Fund 2

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen Georgia Dividend Advantage Municipal Fund 2, a Massachusetts business trust (the “Acquiring Fund”), in connection with the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 2, 2011 (the “Registration Statement”), with respect to 6,530,000 shares of its common shares of beneficial interest, $.01 par value per share (the “Common Shares”) and 2,834,000 shares of its MuniFund Term Preferred Shares, 2.65% Series 2015 #1 (the “2.65% Series 2015 #1”) and 1,434,000 shares of its MuniFund Term Preferred Shares, 2.65% Series 2015 #2 (the “2.65% Series 2015 #2”, and together with 2.65% Series 2015 #1, the “New MTP Shares”) to be issued in exchange for the assets of Nuveen Georgia Premium Income Municipal Fund and Nuveen Georgia Dividend Advantage Municipal Fund, each a Massachusetts business trust (the “Acquired Funds”), as described in the Registration Statement (the “Reorganization”). The Common Shares and the New MTP Shares to be issued in connection with the Reorganization are referred to herein as the “Shares.” You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)         a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b)         a copy of the Acquiring Fund’s Declaration of Trust dated October 26, 2001 as filed with the office of the Secretary of the

Vedder Price P.C

Nuveen Georgia Dividend Advantage Municipal Fund 2

November 2, 2011

Commonwealth of Massachusetts on December 12, 2001 (the “Declaration”);

(c)         a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares with respect to the Acquiring Fund’s MuniFund Term Preferred Shares, 2.65% Series 2015 (the “Existing MTP Shares”), as filed with the Secretary of the Commonwealth of Massachusetts on January 28, 2010 (the “MTP Statement”);

(d)         a draft of the form of Appendix to the MTP Statement with respect to the New MTP Shares attached as Appendix A to the Statement of Additional Information included in the printer’s proof of the Registration Statement referred to in (f) below (the “Appendix”);

(e)         a certificate of the Secretary of the Acquiring Fund, certifying as to, and attaching copies of, the Acquiring Fund’s Declaration, the MTP Statement, the Appendix, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”) and resolutions adopted by the Board of Trustees at meetings held on July 27, 2011 (the “Resolutions”);

(f)         a printer’s proof of the Registration Statement received on October 28, 2011; and

(g)         a copy of the Agreement and Plan of Reorganization to be entered into by the Acquiring Fund, providing for (a) the acquisition by the Acquiring Fund of substantially all of the assets and substantially all of the liabilities of the Acquired Funds in exchange for the Shares, (b) the pro rata distribution of the Shares to the holders of the shares of the Acquired Funds and (c) the subsequent termination of the Acquired Funds, in the form included as Appendix A to the combined Proxy Statement/ Prospectus included in the draft Registration Statement referred to in paragraph (e) above (the “Agreement and Plan of Reorganization”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission, will be in substantially the form of the

Vedder Price P.C

Nuveen Georgia Dividend Advantage Municipal Fund 2

November 2, 2011

draft referred to in paragraph (e) above, that an Appendix with respect to each of the 2.65% Series 2015 #1 and the 2.65% Series 2015 #2, with terms and conditions substantially identical to the outstanding MTP Shares of Nuveen Premium Income Municipal Fund and Nuveen Georgia Dividend Advantage Municipal Fund, respectively, will be duly completed, executed and delivered in accordance with the Agreement and Plan of Reorganization and the Resolutions (each, a “Final Appendix”), and that each such Final Appendix will be duly filed with the office of the Secretary of the Commonwealth of Massachusetts. We have further assumed that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (g) above, and that the Agreement and Plan of Reorganization and the issuance of the Common Shares will have been approved by the vote of such shareholders of the Acquiring Fund and the Acquired Funds as is set forth in the Registration Statement. We note that the resolutions of the Board of Trustees of the Acquiring Fund adopted on July 27, 2011, as attached to the certificate referenced in paragraph (e) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions of such meeting will be finalized and incorporated into minutes approved by the Acquiring Fund’s Trustees, prior to the issuance of the Shares, in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Resolutions, the MTP Statement, each Final Appendix and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares and that there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or

Vedder Price P.C

Nuveen Georgia Dividend Advantage Municipal Fund 2

November 2, 2011

regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We note that under Section 2.8 of the MTP Statement, the Acquiring Fund may, without the vote and consent of the holders of the Existing MTP Shares, issue and sell one or more series of a class of senior securities of the Acquiring Fund that represent “stock” under Section 18 of the Act, ranking on a parity with the Existing MTP Shares, provided that the Acquiring Fund continues to meet certain financial tests, and for the purposes of our opinion below, we have assumed, without inquiring, that these conditions will have been met.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Acquiring Fund’s Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

BINGHAM McCUTCHEN LLP